EXHIBIT 23


Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated February 8, 2001 included in the Company's previously filed Form S-8 Registration Statement, File No. 33-34991.


/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
March 23, 2001